EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS
OF
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(as of August 3, 2026)

Article I
Offices

1.Registered Office and Registered Agent: The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

2.Other Offices: The corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine or the business of the corporation may require.

Article II
Shareholders’ Meetings

1.Meeting Place: All meetings of the shareholders shall be held at the principal place of business of the corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication as permitted by the Washington Business Corporation Act (the “WBCA”).

2.Annual Meeting Time: The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as properly may be submitted to such annual meeting shall be held at the hour and on the date designated by the Board of Directors or an authorized committee of the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders.

3.Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of shareholders other than business that is:

a.specified in a notice of meeting given by or at the direction of the Board of Directors or an authorized committee thereof and in the form provided by Article II(6),

b.otherwise brought before the meeting by or at the direction of the Board of Directors or an authorized committee thereof, or

c.otherwise brought before an annual meeting or special meeting:

i.by (1) a shareholder that holds of record stock of the corporation entitled to vote at the meeting on such business (including any election of a director) (a “Record Holder”), (2) a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business, or (3) with respect to an annual meeting, by an Eligible Shareholder (as defined in Article II(15A)) in compliance with and subject to Article II(15A) with respect to nominations of persons for election or reelection to the Board of Directors (each, a “Shareholder Nominee”) at such annual meeting, and

ii.who complies with the notice procedures and subject to the limitations set forth in Article II(15) (Record Holders and Nominee Holders are referred to as “Noticing Shareholders”) or, as applicable, in Article II(15A).

Clause (c) of this Article II(3) shall be the exclusive means for Noticing Shareholders (and, as applicable, Eligible Shareholders with respect to nominations of a Shareholder Nominee at an annual meeting) to make director nominations or submit other business before a meeting of shareholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting, which proposals are not governed by these Bylaws).

4.Organization and Conduct of Meetings: The Chairperson of the Board of Directors (or any director or officer of the corporation designated by the Chairperson or the Board of Directors) shall act as chairperson of meetings of shareholders of the corporation. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairperson of any meeting of shareholders shall have the right and authority to convene, recess or adjourn the meeting (for any or no reason), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of shareholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The Board of Directors or the chairperson of a shareholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting

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that a matter of business was not properly brought before the meeting, and, if the chairperson (or the Board of Directors) should so determine, the chairperson (or the Board of Directors) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered.

5.Special Meetings: Special meetings of the shareholders for any purpose may be called at any time by the President or Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of shareholders.

6.Notice: Written notice of the place, if any, date and time of any shareholders’ meeting shall be given to each shareholder entitled to vote. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided in the WBCA, notice shall be given at least 10 days but not more than 60 days before the date of the meeting.

a.Manner of Notice: Written notice may be transmitted by mail, hand, facsimile, commercial overnight courier or e-mail or any other tangible medium permitted by the WBCA. Notice to any shareholder may also be provided by e-mail or in any other electronic transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted, subject to RCW 23B.01.410(2)(d). Notice provided in an electronic transmission includes material required or permitted to accompany the notice required by the WBCA or other applicable statute or regulation. A shareholder that has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

b.Posting Notice on an Electronic Network: Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

c.Effectiveness of Notice: If mailed, notice shall be deemed effective when mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders. If transmitted by any other permissible tangible means, notice shall be effective at such time specified in the WBCA. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network. An affidavit of the corporation’s secretary, an assistant

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secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

7.Voting Record: At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any shareholder.

8.Quorum and Adjournments: Except as otherwise required by law:

a.A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting.

b.If a quorum is present, action on a matter, other than the election of directors, shall be approved by a voting group if the votes cast within the voting group in favor of the action exceed the votes cast within the voting group against such action, unless the Articles of Incorporation or the WBCA requires a greater number of affirmative votes.

c.Any meeting of shareholders of the corporation may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy or by any officer entitled to preside at or to act as secretary of such meeting (in each case, regardless of whether a quorum is present), and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable shareholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned or recessed meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting in accordance with the requirements of Article II(6) shall be given to each shareholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record as of the record date so fixed for notice of such adjourned meeting.

9.Voting of Shares: Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation,

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each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his or her name on the books of the corporation.

10.Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

11.Proxies: Shareholders of record may vote at any meeting either in person or by proxy. A shareholder may appoint a proxy to vote for the shareholder by submitting (a) an appointment form signed by the shareholder or the shareholder’s attorney-in-fact, or (b) an electronic transmission sent in accordance with the provisions of the WBCA. The proxy has the same power to vote as that possessed by the shareholder, unless the appointment form or electronic transmission contains an express limitation on the power to vote or direction as to how to vote the shares on a particular matter, in which event the corporation must tabulate the votes in a manner consistent with that limitation or direction. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

12.Action by Shareholders without a Meeting: Any action required or which may be taken at a meeting of shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

13.Waiver of Notice: A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or the WBCA, before or after the date and time of the meeting that is the subject of such notice or, in the case of notice required to be given to nonconsenting or nonvoting shareholders in connection with action taken by less than unanimous consent of the shareholders, before or after the action to be taken by executed consent is effective. The waiver must be (i) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (ii) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.

14.Shareholder Participation by Means of Communications Equipment: The Board of Directors may permit shareholders to participate in meetings of shareholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the WBCA. The Board of Directors may adopt such guidelines and procedures applicable to participation in shareholders’ meetings by means of remote communication as it deems appropriate.

15.Notice of Shareholder Business to be Conducted at an Annual Meeting or Special Meeting of Shareholders: In order for a Noticing Shareholder to properly bring any item of business before

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an annual meeting or special meeting of shareholders, the Noticing Shareholder must give timely notice thereof in writing to the Secretary of the corporation in compliance with the requirements of this Article II(15). Subject to compliance with the requirements of this Article II(15) and clause (c) of Article II(3), a Noticing Shareholder may nominate a director at an annual meeting of the shareholders, or any special meeting of the shareholders called for the purpose of electing directors. Subject to compliance with the requirements of Article II(15A) and clause (c) of Article II(3), an Eligible Shareholder may nominate a Shareholder Nominee at an annual meeting of the shareholders. This Article II(15) and Article II(15A) shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.

a.To be timely, a Noticing Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation:

i.For the purposes of an annual meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment, postponement or recess of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

ii.For the purposes of a special meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such special meeting of shareholders; provided, however, that if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.

b.To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Shareholder’s notice to the Secretary must:

i.Set forth, as to the Noticing Shareholder and each Shareholder Associated Person (collectively, the “Holder”):

A.the name(s) and address(es) of the Holder as they appear on the corporation’s books,

B.the class or series and number of shares of the corporation that are, directly or indirectly, owned beneficially and/or of record by the Holder and the date(s) on which such shares were acquired,

C.(1) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the

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value of any class or series of shares of the corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation and (2) all other information relating to Derivative Instruments that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by the Holder in support of the business proposed by the Holder, if any, or for the election of any Shareholder Nominee in a contested election pursuant to the Exchange Act if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the corporation under the Exchange Act,

D.any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the corporation,

E.any short interest in any security of the corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

F.any rights to dividends on the shares of the corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the corporation,

G.any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

H.any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any,

I.any arrangements, rights, or other interests described in this Article II(15)(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household,

J.any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder,

K.a representation whether the Holder intends or is part of a group which intends (1) to solicit proxies or votes in support of such director nominations in accordance with Rule 14a-19 under the Exchange Act, and (2) whether or not the Holder will deliver a proxy statement and form of proxy to holders of at least 67 percent of the voting power of all of the shares of capital stock of the corporation entitled to vote on the election of directors,

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L.any beneficial ownership of any securities or any Derivative Instruments in any company that, based on publicly available information or the Holder’s knowledge, is (i) a global logistics service provider, (ii) described as an existing or potential competitor company in the corporation’s latest Annual Report on Form 10-K or (iii) a “competitor” of the corporation as defined under Section 8 of the Clayton Antitrust Act of 1914, as amended (any such company, a “Principal Competitor”) that is held by the Holder and has a market value of at least $100,000,

M.any other material relationship between the Holder, on the one hand, and the corporation, any affiliate of the corporation, or any Principal Competitor, on the other hand,

N.any direct or indirect material interest in any material contract or agreement of the Holder with the corporation, any affiliate of the corporation or any Principal Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),

O.a representation that (I) the Holder has not breached any agreement, arrangement or understanding with the corporation except as disclosed to the corporation pursuant hereto and (II) the Holder has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters relating to this Article II,

P.all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by the Holder with respect to the corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by the Holder pursuant to Item 5 or Item 6 of Schedule 13D, and

Q.any other information as reasonably requested by the corporation expected to be material to a reasonable shareholder’s understanding of (i) any item of business proposed by the Holder or (ii) the solicitation of proxies from the corporation’s shareholders by the Holder. The Holder shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

ii.If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, the notice must set forth:

A.a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the Holder in such business, and

B.a description of all agreements, arrangements and understandings, direct and indirect, between the Holder and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

iii.Set forth, as to each Shareholder Nominee, if any:

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A.all information relating to the Holder and the Shareholder Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected) and any such information that would be required if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the corporation under Section 14(a) of the Exchange Act,

B.a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among the Holder and its respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant, and

C.the date(s) of first contact between the Holder or any Shareholder Associated Person, on the one hand, and the Shareholder Nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the Shareholder Nominee) for election as a director of the corporation.

iv.A representation that the Noticing Shareholder intends to vote or cause to be voted such stock at the meeting and intends to appear in person or by a representative at the meeting to nominate the person or propose the business specified in the notice.

v.With respect to each nominee for election or reelection to the Board of Directors, the Noticing Shareholder shall include a completed and signed questionnaire, representation, and agreement required by Article II(16). The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of the proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the qualifications or independence, or lack thereof, of the nominee. The Noticing Shareholder shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

c.For purposes of these Bylaws, (i) “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder; (ii) “Shareholder Associated Person” shall mean, with respect to a shareholder (and, if different from such shareholder, any beneficial owner of shares of stock of the corporation on whose behalf such shareholder is providing notice of any nomination or other business proposed): (A) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Shareholder or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities

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of the corporation, (B) any affiliate or associate of such Shareholder (other than any Shareholder that is an Exempt Party) or such beneficial owner(s), (C) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Shareholder or such beneficial owner(s) with respect to any proposed business or nomination, as applicable, under these Bylaws, (D) any beneficial owner of shares of stock of the corporation owned of record by such Shareholder (other than a shareholder that is an Exempt Party) and (E) any Shareholder Nominee; and (iii) “Exempt Party” shall mean any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Holder solely as a result of being a shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

d.No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the corporation. Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposal or nomination shall be disregarded.

e.Notwithstanding the foregoing provisions of these Bylaws, a Holder (and, as applicable under Article II(15A), an Eligible Shareholder and any Shareholder Associated Person thereof) also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article II(3), Article II(15) or Article II(15A). Further notwithstanding the foregoing provisions of Article II(15), unless otherwise required by law, if any shareholder and/or other Holder fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, then the corporation shall disregard any proxies or votes solicited for any proposed nominee of such shareholder and/or other Holder. Upon request by the corporation, if any shareholder and/or other Holder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder and/or other Holder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

f.Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notices of shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

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15A.Inclusion of Shareholder Nominees in the Corporation’s Proxy Materials.

a.Subject to the terms and conditions set forth in these Bylaws, the corporation shall include in its proxy materials for an annual meeting of shareholders the name, together with the Required Information (as defined below), of one or more Shareholder Nominees nominated by one or more shareholders that satisfy the requirements of this Article II(15A), including qualifying as an Eligible Shareholder (as defined below), and that expressly elect at the time of providing the written notice required by this Article II(15A) (a “Proxy Access Notice”) to have their nominee(s) included in the corporation’s proxy materials pursuant to this Article II(15A). Notices pursuant to Rule 14a-19 under the Exchange Act and Article II(15) of these Bylaws are not governed by this Article II(15A). For the purposes of this Article II(15A):

i.“Voting Stock” shall mean outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors;

ii.“Constituent Holder” shall mean any shareholder, collective investment fund included within a Qualifying Fund (as defined in Article II(15A)(e)) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in Article II(15A)(e)) or qualifying as an Eligible Shareholder (as defined in Article II(15A)(e));

iii.“affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

iv.a shareholder shall be deemed to “own” only those outstanding shares of Voting Stock as to which the shareholder (or any Constituent Holder) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such shareholder (or any of its affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such shareholder (or any of its affiliates) for any purposes or purchased by such shareholder (or any of its affiliates) pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder (or any of its affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareholder's (or affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder (or affiliate). A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest

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in the shares. A shareholder’s (including any Constituent Holder’s) voting rights with respect to otherwise owned shares shall also be deemed to continue during such periods in which such person has (a) loaned such shares in the ordinary course of business so long as such person has retained the unrestricted right to recall such shares upon giving no more than five days’ notice or (b) delegated voting power over such shares with respect to a given annual meeting by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

b.For the purposes of this Article II(15A), the “Required Information” that the corporation will include in its proxy statement is (1) the information concerning the Shareholder Nominee and the Eligible Shareholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act, and (2) if the Eligible Shareholder so elects, a Statement (as defined below). The corporation shall also include the name of the Shareholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the corporation with respect to the foregoing.

c.To be timely, an Eligible Shareholder’s Proxy Access Notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date the corporation mailed its proxy statement for the preceding year’s annual meeting. In no event shall any adjournment, postponement or recess of an annual meeting, or the announcement thereof, commence a new time period for the giving of an Eligible Shareholder’s Proxy Access Notice as described above.

d.The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Article II(15A) but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders shall be the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Article II(15A) (such number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by the number of directors in office that will be included in the corporation’s proxy materials with respect to such annual meeting for whom access to the corporation’s proxy materials was previously provided or requested pursuant to this Article II(15A), other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least three annual terms; and, provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Article II(15A) shall (i) rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the

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Corporation’s proxy statement in the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article II(15A) exceeds the Permitted Number and (ii) explicitly specify and include the respective rankings referred to in the foregoing clause (i) in the Proxy Access Notice delivered to the corporation with respect to all Shareholder Nominee(s) submitted pursuant thereto. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article II(15A) exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Article II(15A) from each Eligible Shareholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Shareholder disclosed as owned in its Proxy Access Notice submitted to the corporation.

e.An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this Article II(15A), and as of the record date for determining shareholders eligible to vote at the annual meeting, at least 3% of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting, provided that the aggregate number of shareholders and any Shareholder Associated Persons thereof whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are part of the same fund family by virtue of: (1) being under common management and investment control, (2) being under common management control and primarily sponsored by the same employer or (3) constituting a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (a “Qualifying Fund”) shall be treated as one shareholder for the purpose of determining the aggregate number of shareholders in this Article II(15A)(e), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Article II(15A). A shareholder (including any individual member of a Qualifying Fund) may not attribute any of its shares to more than one group constituting an Eligible Shareholder under this Article II(15A), and no shares may be attributed to more than one group constituting an Eligible Shareholder under this Article II(15A). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Article II(15A)(e), for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

f.No later than the final date when a nomination pursuant to this Article II(15A) may be delivered to the corporation pursuant to a Proxy Access Notice, an Eligible Shareholder

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(including each Constituent Holder) must provide the following information in writing to the Secretary of the corporation:

i.the information required to be included in a Noticing Shareholder’s notice under Article II(15)(b);

ii.one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

A.within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

B.immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders;

iii.any information relating to such Eligible Shareholder (including any Constituent Holder) and their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Shareholder’s Shareholder Nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such Shareholder Nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

iv.a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Shareholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Shareholder’s Shareholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K (without giving effect to the monetary thresholds contemplated by Item 404) if the Eligible Shareholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Shareholder Nominee were a director or executive officer of such registrant;

v.a representation that such person:

A.acquired the Proxy Access Request Required Shares (and any other shares acquired by such person) in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent;

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B.has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Article II(15A);

C.has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

D.will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the corporation;

E.will hold the Proxy Access Request Required Shares through the date of the annual meeting; and

F.will provide facts, statements and other information in all communications with the corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Article II(15A);

vi.in the case of a nomination by a group of shareholders that together constitute such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

vii.an undertaking that such person agrees to:

A.assume all liability (which shall be joint and several with respect to other group members if any), and indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, expense, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to (1) any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation, (2) information that the Eligible Shareholder provided to the corporation or (3) any failure or alleged failure of the Eligible Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations pursuant to these Bylaws;

B.comply with all laws, rules, regulations and listing standards applicable to nominations or solicitations in connection with the annual meeting of shareholders;

C.promptly provide to the corporation such other information as may be reasonably requested by the corporation; and

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D.file with the Securities and Exchange Commission any solicitation(s) by the Eligible Shareholder of shareholders of the corporation relating to the annual meeting at which the Shareholder Nominee will be nominated.

In addition, no later than the final date when a nomination pursuant to this Article II(15A) may be delivered to the corporation pursuant to a Proxy Access Notice, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by Article II(15) or this Article II(15A) to be provided to the corporation must be supplemented (by delivery to the Secretary of the corporation) by close of business (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the corporation relating to any defect. If any information submitted pursuant to Article II(15) or this Article II(15A) is inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information may be deemed not to have been provided in accordance with such section. Upon written request of the Secretary of the corporation on behalf of the Board of Directors (or a duly authorized committee thereof), the Noticing Shareholder or Eligible Shareholder (as applicable) shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the Noticing Shareholder or Eligible Shareholder pursuant to Article II(15) or this Article II(15A), as applicable, and (B) a written affirmation of any information submitted by the Noticing Shareholder or Eligible Shareholder pursuant to Article II(15) or this Article II(15A), as applicable, as of an earlier date. Notwithstanding anything to the contrary in these Bylaws, if the Noticing Shareholder or Eligible Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with Article II(15) or this Article II(15A), as applicable.

g.The Eligible Shareholder may provide to the Secretary of the corporation, at the time the information required by this Article II(15A) is originally provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Article II(15A), the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading; omits to state any material fact; directly or indirectly impugns the character, integrity or personal reputation of, or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person without factual foundation; or would violate any applicable law or regulation.

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h.No later than the final date when a nomination pursuant to this Article II(15A) may be delivered to the corporation pursuant to a Proxy Access Notice, each Shareholder Nominee must:

i.provide a completed and signed questionnaire, representation and agreement pursuant to Article II(16) of these Bylaws;

ii.provide such additional information as necessary to permit the corporation to determine if any of the matters raised under Article II(15A)(j) apply or if such Shareholder Nominee:

A.has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the corporation’s Governance Guidelines;

B.is not and has not been subject to any event specified in Item 401(f)(1)-(8) of Regulation S-K (or successor rule) of the Exchange Act or Rule 506(d)(1) of Regulation D (or successor rule) of the Securities Act of 1933, as amended;

C.meets the audit committee independence requirements under the rules of any stock exchange on which the corporation’s securities are traded;

D.is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and

E.is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision).

In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the corporation relating to any such defect.

i.Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Shareholder Nominee’s disability or other health reason) will be ineligible to be a Shareholder Nominee pursuant to this Article II(15A) for the next two annual meetings. Any Shareholder Nominee who is included in the corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Article II(15A) or any other provision of the corporation’s Bylaws, Articles of Incorporation or other applicable regulation at any time before the annual meeting of shareholders, will not be eligible for election at the relevant annual meeting of shareholders.

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j.The corporation shall not be required to include, pursuant to this Article II(15A), a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of a Shareholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the corporation:

i.if the Shareholder Nominee is not independent from the corporation and the Eligible Shareholder (and any Constituent Holder), applying the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the Board of Directors (and, in the case of independence from the Eligible Shareholder (and any Constituent Holder), also applying the foregoing independence standards as if such shareholder were the corporation)) or who is or has been within the past three (3) years an officer, director or employee of the corporation or of an Eligible Shareholder (or of any Constituent Holder);

ii.if the Shareholder Nominee’s service as a member of the Board of Directors would violate or cause the corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is traded, or any applicable law, rule or regulation;

iii.if the Shareholder Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;

iv.if the Eligible Shareholder (or any Constituent Holder) or Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Article II(15A) or any agreement, representation or undertaking required by this Article II(15A); or

v.if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

In the event that an Eligible Shareholder, either individually or part of a group, nominates a Shareholder Nominee that is elected to the Board of Directors, then such Eligible Shareholder (including any Constituent Holder) shall not be permitted to utilize the provisions set forth in this Article II(15A) for the following two annual meetings after such Shareholder Nominee is elected to the Board of Directors, other than the nomination of such previously elected Shareholder Nominee in accordance with this Article II(15A).

16.Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation by a Holder (or, as applicable, an Eligible Shareholder), a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Article II(15) or, as applicable, Article II(15A)) to the Secretary at the principal executive offices of the corporation a written questionnaire providing the information requested about the background and qualifications of such person and the

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background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary within ten (10) days after receiving a written request therefor from any shareholder of record identified by name) that such person:

a.is not and will not become a party to:

i.any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, or

ii.any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the corporation, with the person’s fiduciary duties under applicable law,

b.is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein,

c.in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the corporation (which policies and guidelines will be provided to such person within five (5) business days after the Secretary receives any written request therefor from such person),

d.consents to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting and consents to the public disclosure of information regarding or relating to such person provided to the corporation by such person or otherwise pursuant to these Bylaws,

e.intends to serve a full term as a director of the corporation, if elected, and

f.will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect.

Article III
Stock

1.Certificated Shares: Shares may but need not be represented by certificates. Unless otherwise provided by law, rights and obligations of shareholders of uncertificated shares and the rights and obligations of the holders of certificated shares are identical. If shares are represented by certificates, certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice-President, and the Secretary or an Assistant Secretary, or by such other two officers as designated by the Board of Directors, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such

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officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer on the date of issue. At a minimum, each certificate of stock shall state:

a.the name of the issuing corporation;

b.that the corporation is organized under the laws of this state;

c.the name of the person to whom issued;

d.the number and class of shares and the designation of the series, if any, which such certificate represents; and

e.if the corporation is authorized to issue different classes of shares or different series within a class, the designation, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the Board of Director’s authority to determine variations for future series, summarized either on the front or back of the certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information upon written request and without charge. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as it might determine or establish such other procedures as it deems necessary.

2.Uncertificated Shares:

a.The Board of Directors may authorize the issue of any of the corporation’s shares without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

b.Within a reasonable time after the issue of shares without certificates, the corporation shall send the shareholder a complete written statement of the information required on certificates as provided in Article III(1) herein.

3.Transfers:

a.Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

b.Shares of certificated stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment

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separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate or by the holder’s attorney lawfully constituted in writing. No shares of certificated stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

c.Shares of uncertificated stock shall be transferred upon receipt by the corporation of a written request for transfer signed by the shareholder. Within a reasonable time after the transfer, the corporation will acknowledge to such shareholder that said shares have been transferred on the books of the corporation.

4.Registered Owner: Registered shareholders shall be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Washington. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

a.The classification of shareholder who may certify;

b.The purpose or purposes for which the certification may be made;

c.The form of certification and information to be contained therein;

d.If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the corporation; and

e.Such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

5.Shares of Another Corporation: Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the corporation.

Article IV
Board of Directors

1.Number and Powers: The management of all the affairs, property and interest of the corporation shall be vested in a Board of Directors. The Board of Directors shall consist of from six (6) to eleven (11) persons, who shall be elected for a term of one year and shall hold office until the next annual meeting of the shareholders and the election and qualification of his or her successor or until the director’s earlier death, resignation, removal or termination of term. Directors need not be shareholders or residents of the State of Washington. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred

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upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

2.Election of Directors: At each annual shareholders’ meeting the shareholders shall elect the directors to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

Except as provided in Article IV(4) and this Article IV(2), each director shall be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention or whose ballot is marked as “abstain”; and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, the directors shall be elected by the vote of a plurality of the votes cast. A contested election is one in which (a) on the last day for delivery of a notice under Article II(15)(a) or Article II(15A), a Noticing Shareholder has complied with the requirements of Article II(15) or, as applicable, an Eligible Shareholder has complied with Article II(15A), with respect to one or more nominees; and (b) prior to the date that notice of the meeting is given, the Board of Directors has not made a determination that none of the candidacies of the Noticing Shareholder’s nominees creates a bona fide election contest. For purposes of these Bylaws, it is assumed that on the last day for delivery of a notice under Article II(15)(a) or, as applicable, Article II(15A), there is a candidate nominated by the Board of Directors for each of the director positions to be voted on at the meeting.

The following procedures apply in a non-contested election. A nominee who does not receive a majority vote shall not be elected. Except as otherwise provided in this Article IV(2), an incumbent director who is not elected because he or she does not receive a majority vote shall continue to serve as a holdover director until the earliest of (a) 90 days after the date on which an inspector determines the voting results as to that director pursuant to RCW 23B.07.035; (b) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors pursuant to Article IV(4); or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under this Article IV(2) may be filled by the Board of Directors as provided in Article IV(4). The Nominating and Corporate Governance Committee will consider promptly whether to fill the office of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, no director who failed to receive a majority vote for election will participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those

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nominees as soon as practicable, and (b) may in the interim fill one or more offices with the same director(s) who will continue in office until their successors are elected.

The proxy card or ballot for the corporation’s shareholders’ meetings will comply with the requirements of Rule 14a-4 and Rule 14a-19 under the Exchange Act.

3.Change of Number: The number of directors may at any time be increased or decreased by the shareholders or directors at any annual or special meeting provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Article IV(4) and Article IV(5) hereunder.

4.Vacancies: All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of his or her predecessor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

5.Removal of Directors: At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

6.Regular Meetings: Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

7.Special Meetings: Special meetings of the Board of Directors may be called at any time by (a) the Chairperson of the Board of Directors, (b) the President and Chief Executive Officer of the corporation, or (c) a majority of directors, to be held at the principal place of business of the corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director at least one (1) day in advance of the meeting. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

8.Notice: Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each director in the form of a record or orally, as provided below.

a.Oral Notice: Oral notice may be communicated in person, by telephone, wire or wireless equipment which does not transmit a facsimile of the notice, or by any electronic means that does not create a record.

b.Written Notice: Written notice may be transmitted by mail, hand, facsimile, commercial overnight courier or e-mail or any other tangible medium permitted by the WBCA.

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c.Notice Provided in an Electronic Transmission: Notice may be provided in an electronic transmission and be electronically transmitted. Notice to directors in an electronic transmission is effective only with respect to directors that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the WBCA or other applicable statute or regulation. A director who has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record. The consent of a director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

d.Posting Notice on an Electronic Network: Notice to directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

e.Effectiveness of Notice: Oral notice is effective when received by the director. Notice given by mail is effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the director at his or her address shown on the records of the corporation. Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notice sent to the director’s address, telephone number or other number appearing on the records of the corporation is effective when sent by facsimile. Notice given by overnight courier or private carrier is effective when received by the director. Notice given by personal delivery is effective when received by the director. Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

9.Quorum: A majority of the number of persons then serving as members of the Board of Directors shall be necessary at all meetings of the Board of Directors to constitute a meeting for the transaction of business, and the votes of a majority of those directors present at any properly called meeting at which such a quorum is present shall be sufficient to transact business.

10.Waiver of Notice: Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A director may waive any notice required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such

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notice. The waiver must be delivered by the director entitled to the notice to the corporation for inclusion in the minutes or filing with the corporate records. Such waiver shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors or any committee designated by the Board of Directors need be specified in the waiver of notice of such meeting.

11.Registering Dissent: A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

12.Executive and Other Committees: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other standing or special committees. The Executive Committee shall have and may exercise all the authority of the Board of Directors, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board of Directors shall see fit; provided that, notwithstanding the above, no committee of the Board of Directors shall have the authority to: (1) approve a distribution except according to a general formula or method prescribed by the Board of Directors; (2) approve or recommend to shareholders actions or proposals required by the WBCA to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) adopt, amend or repeal the Bylaws; (5) amend the Articles of Incorporation pursuant to RCW 23B.10.020; (6) approve a plan of merger not requiring shareholder approval; or (7) approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board of Directors. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Unless otherwise provided in a resolution of the Board of Directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors.

13.Compensation: The Board of Directors shall have the sole authority to fix the compensation of directors. Each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors and the corporation may also pay such other expenses of each director incurred in connection with his or her role as a director at the request of the corporation. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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Members of standing or special committees may be allowed like compensation for attending committee meetings.

14.Action by Directors Without a Meeting: Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if one or more consents setting forth the action so taken are executed by all of the directors, or all of the members of the committee, either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system in an executed electronically transmitted record. Action taken by consent of the directors without a meeting is effective when the last director executes the consent, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

15.Action of Directors by Communications Equipment: Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of any communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

16.Chairperson of the Board: The Board of Directors may, in its discretion, appoint a Chairperson of the Board of Directors; and, if a Chairperson has been appointed, the Chairperson shall, when present, preside at all meetings of the Board of Directors and shall have such other powers commonly incident to his office and as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors, the Chairperson shall preside at all meetings of shareholders.

Article V
Officers

1.Designations: The officers of the corporation shall be the President and Chief Executive Officer, one or more other Presidents and/or Senior Vice-Presidents (one or more of whom may be Executive Vice-Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The officers shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person.

2.The President and Chief Executive Officer: Unless a Chairperson of the Board of Directors has been appointed and is present, the President and Chief Executive Officer shall preside at all meetings of shareholders and of the Board of Directors, unless otherwise determined by the Board of Directors. The President and Chief Executive Officer shall have general supervision of the affairs of the corporation, and shall perform all such other duties as are incident to his or her office or are properly required of him or her by the Board of Directors.

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3.Vice-Presidents: In the event of the absence or disability of the President and Chief Executive Officer, another President, the Executive Vice-President, if any, and any of the Senior Vice-Presidents, in each case, in the order designated by the Board of Directors, shall exercise all the functions of the President and Chief Executive Officer. Each such other President, Executive Vice-President or Senior Vice President shall have such powers and discharge such duties as may be assigned to him or her from time to time by the Board of Directors.

4.Secretary and Assistant Secretaries: The Secretary shall issue notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his or her office, or are properly required of him or her by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.

5.The Treasurer: The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He or she shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him or her an account of all his or her transactions as Treasurer and of the financial condition of the corporation. He or she shall perform such other duties incident to his or her office or that are properly required of him or her by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board of Directors.

6.Delegation: In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

7.Vacancies: Vacancies in any office arising from any cause may be filled by the Board of Directors for the unexpired portion of the term.

8.Other Officers: The Board of Directors may appoint such other officers and agents as they shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

9.Term - Removal: The officers of the corporation shall hold office until their successors are appointed and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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Article VI
Distributions and Finance

1.Distributions: The Board of Directors may authorize a distribution of money or other property to the corporation’s shareholders in the form of a dividend or a purchase, redemption or other acquisition of the corporation’s shares, to the extent permitted by RCW 23B.06.400 and the Articles of Incorporation.

2.Reserves: Before making any distribution, there may be set aside out of the sum available to the corporation for distribution such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing distribution, or for maintaining any property of the corporation, or for any other purpose. Any earned surplus of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

3.Depositories: The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors. Any and all signatures on such documents may be made by facsimile or electronic signature.

Article VII
Notices

As provided herein and permitted by the WBCA, any notice to any director may be made orally, in writing or in an electronic transmission. As provided herein and permitted by the WBCA, any notice to any shareholder may be made in writing or in an electronic transmission.

Article VIII
Seal

The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation.

Article IX
Indemnification

1.Right to Indemnification: Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law

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as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such person if the corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Article IX(2) with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if (i) such proceeding (or part thereof) was authorized by the Board of Directors of the corporation, or (ii) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of (a) a written affirmation of the director’s or officer’s good faith belief that the person has met the standard of conduct described in RCW 23B.08.510, and (b) an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.

2.Right of Claimant to Bring Suit: If a claim under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

3.Nonexclusivity of Rights: The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

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4.Insurance, Contracts and Funding: The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

5.Indemnification of Employees and Agents of the Corporation: The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

6.Amendments: To the fullest extent permitted by applicable law, no repeal, modification or amendment of these Bylaws, or adoption of any provision inconsistent with this Article IX, shall adversely affect any right or protection of any person granted pursuant thereto, existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

Article X
Books and Records

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

Article XI
Amendments

1.By Shareholders: These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

2.By Directors: The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of this corporation. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the shares entitled to vote at any shareholders’ meeting.

3.Emergency Bylaws: The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the

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conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster.

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